UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2021

Millennium Investment & Acquisition Co. Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-22156

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	MILC	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

SMC Global Stock Sale

As previously disclosed, Millennium Investment & Acquisition Company, Inc. (“MILC”) owns shares of SMC Global (“SMC”) which recently completed a “Direct Listing” of its shares on the National Stock Exchange of India (“NSE”). On May 28, 2021 MILC completed the sale of 322,319 shares of SMC be executing trades on the NSE at an average price of approximately 67.25 INR per SMC share which translates to approximately $0.93 per SMC share.

After giving effect to the sales described herein, MILC holds 117,703 shares of SMC.

MILC continues to focus on the liquidation of its sole investment in securities - its investment in SMC and plans to invest the proceeds in operating businesses. MILC currently anticipates that it will complete the sale of its entire remaining position in SMC during the current fiscal quarter although there can be no assurance as to when or if this will occur.

Deregistration as a 1940 Act Company

On October 14, 2020, shareholders approved a proposal to change the nature of the Company’s business from a registered investment company under the Investment Company Act of 1940 (the “1940 Act”) and to a holding company that focuses primarily on owning and operating businesses that produce activated carbon and acquiring other private businesses (collectively, the “Deregistration Proposal”).The Company is in the process of implementing the Deregistration Proposal so that it is no longer an “investment company” under the 1940 Act and has applied to the Securities and Exchange Commission (the “SEC”) for an order under the 1940 Act declaring that the Company has ceased to be an investment company (the “Deregistration Order”).

While the Company is committed to fully implementing the Deregistration Proposal, it is still contingent upon regulatory approval and the ability to reconfigure the Company’s portfolio to deregister as an investment company. The time required to reconfigure the Company’s portfolio could be impacted by, among other things, the COVID-19 pandemic and related market volatility, determinations to preserve capital, the Company’s ability to identify and execute on desirable acquisition opportunities, and applicable regulatory, lender and governance requirements. The conversion process could take up to 24 months; and there can be no assurance that the Deregistration Proposal, even if fully implemented, will improve the Company’s performance. Further, the SEC may determine not to grant the Company’s request for the Deregistration Order, which would materially change the Company’s plans for its business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2021

MILLENNIUM INVESTMENT & ACQUISITION COMPANY, INC.

By	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer